Exhibit 10.05

                           ONEDENTIST RESOURCES, INC.

                             2000 Stock Option Plan


     1. Purpose. The purpose of this Plan is to promote share ownership by key employees, directors and consultants of OneDentist Resources, Inc. (the "Company"), thereby reinforcing a mutuality of interest with other shareholders, and to enable the Company to attract, retain and motivate key employees, directors and consultants by permitting them to share in its growth.

     2. Definitions. As used in this Plan,

        "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        "Common Shares" means shares of the Common Stock, no par value per share, of OneDentist Resources, Inc.

        "Company" means OneDentist Resources, Inc., a Colorado corporation.

        "Date of Grant" means the date specified by the Board on which a grant of Options shall become effective.

        "Director" means a member of the Board of Directors of the Company.

        "Fair Market Value" means, as of any given day, the amount determined by the Board to be the fair market value of a Common Share on such day.

        "Incentive Stock Options" means Options that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

        "Initial Public Offering" means the first public offering of the Company's equity securities registered under the Securities Act of 1933, as amended, or any successor statute, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded.

        "Option" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

        "Optionee" means the optionee named in an agreement evidencing an outstanding Option.

        "Option Price" means the purchase price payable on exercise of an Option.

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        "Option Shares" means Common Shares acquired upon the exercise of an
Option.

        "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an employee, Director or consultant of the Company or a Subsidiary, or who has agreed to commence serving in any of such capacities within 30 days of the Date of Grant.

        "Plan" means this 2000 Stock Option Plan of the Company, as amended from time to time.

        "Repurchase Right" means the Company's right to repurchase Option Shares as set forth in Section 5 of this Plan.

        "Right of First Refusal" means the Company's right of first refusal as set forth in Section 6 of this Plan.

        "Stock Option Agreement" means the agreement entered into by the Company and Optionee pursuant to Section 8 of this Plan.

        "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares Available. Subject to adjustment as provided in Section 7 of this Plan, the total number of Common Shares which may be issued and sold under Options granted pursuant to this Plan shall not exceed 500,000 Common Shares. Such shares may be treasury shares or shares of original issue or a combination of the foregoing.

     4. Options. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Participants. Each such grant shall be subject to all of the requirements contained in the following provisions and such other terms as the Board shall determine:

        (a) Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

        (b) Each grant shall specify an Option Price per share, which, in the case of an Incentive Stock Option, may not be less than the Fair Market Value on the Date of Grant, but otherwise may be less than the Fair Market Value on the Date of Grant.

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        (c) The Option Price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

        (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

        (e) Successive grants may be made to the same Optionee whether or not any Options previously granted to such Optionee remain unexercised.

        (f) (i) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any of its Subsidiaries that is necessary before the Options or installments thereof will become exercisable and may provide for earlier exercise of the Option, including, without limitation, in the event of a change in control of the Company or similar event.

            (ii) Notwithstanding the foregoing, any grant of Options may provide for the immediate exercisability of the Options, subject to the additional restrictions described in this paragraph (f)(ii). Option Shares so acquired may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Optionee, except to the Company, until they have become vested in accordance with a vesting schedule set forth in the agreement evidencing the grant. Should the Optionee cease Service while holding Option Shares that have not become vested, the Company shall have the right to repurchase, at the Option Price paid per share, any or all of those unvested Option shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Board and set forth in the document evidencing such repurchase right. Unless otherwise directed by the Board, all certificates representing unvested Option Shares shall be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers, executed by the Optionee in whose name such certificates are registered, endorsed in blank and covering such Option Shares. The repurchase rights described in this paragraph (f)(ii) shall be in addition to the Repurchase Right described in Section 5 of this Plan.

        (g) Unless otherwise approved by the Board, each Option shall be subject to the Repurchase Right and the Right of First Refusal in favor of the Company as specified in Sections 5 and 6 of this Plan, respectively.

        (h) Options granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including, without limitation, Incentive Stock Options, (ii) options that are not intended so to qualify under the Code, or (iii) combinations of the foregoing.

        (i) Except as otherwise determined by the Board, no Option shall be transferable by the Optionee except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Options shall be

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exercisable during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal incapacity to do so, the Optionee's guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

        (j) No Option shall be exercisable more than 10 years from the Date of Grant.

        (k) An Optionee may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, an Optionee shall give written notice to the Company specifying the number of Common Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

        (l) An Optionee shall be treated for all purposes as the owner of record of the number of Common Shares purchased pursuant to exercise of the Option (in whole or in part) as of the date the conditions set forth in Section 4(k) are satisfied.

        (m) To the extent required for "Incentive Stock Option" status under
Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 424 of the Code) shall not exceed $1,000,000.

        (n) The Board may permit Optionees to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

        (o) Any grant may specify performance conditions that must be satisfied as a condition to the exercise or early exercise of the Option.

        (p) Any grant may require, as a condition to the exercise of the Option, that the Optionee agree to be bound by any shareholders agreement among all or certain shareholders of the Company that may be in effect at the time of exercise, or certain provisions of any such agreement that may be specified by the Company either in addition to or in lieu of the provisions of Sections 5 and 6 of this Plan (as determined by the Company).

     5. Company's Repurchase Right.

        (a) The Company shall have the right to repurchase some or all of the Option Shares of an Optionee upon the occurrence of any of the events specified in Section 5(b) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company within 180 days following the date of such event (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the Option Shares, as provided in Section 5(c). The Company may assign the Repurchase Right to one or more persons. Upon exercise of the Repurchase Right in the manner provided in this Section 5(a), the Optionee shall deliver to the

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Company the stock certificate or certificates representing the Option Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

        If Option Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Section 5 and
Section 6 hereof.

        The Repurchase Right described in this Section 5 of the Plan shall be in addition to the rights of the Company described in Section 4(f)(ii) of the Plan.

        (b) Company's Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

               (i) The termination of the Optionee's employment or other service with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntarily; or

               (ii) The (x) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee, or (y) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date or (z) the Optionee being subject to a transfer of Option Shares by operation of law, except by reason of death.

        (c) Determination of Fair Market Value. For purposes of this Section 5, the Fair Market Value of the Option Shares shall be determined as of the date of the Repurchase Event by the Board.

     6. Company's Right of First Refusal.

        (a) Exercise of Right. If at a time other than within the period specified in Section 5(a) the Optionee desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 10 days after receipt of the Option Notice, a written counter notice to the Optionee. If the Company elects to purchase any

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or all of such Company Option Shares, it shall be obligated to purchase, and the
Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter notice.

        (b) Sale of Option Shares to Offeror. The Optionee may, for 60 days after the expiration of the 10-day option period as set forth in Section 6(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 6.

        (c) Adjustments for Changes in Capital Structure. If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 6 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

        (d) Failure to Deliver Option Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 6, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 6.

     7. Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding Options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock or (c) other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Options so replaced. The Board may also make or provide for such adjustments in the number of shares specified in
Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7; provided, however, that any such adjustment to the

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number specified in Section 3 shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

     8. Stock Option Agreement. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding Option may with the concurrence of the affected Optionee be amended, by the Board, provided that the terms and conditions of each Stock Option Agreement and amendment are not inconsistent with this Plan and that no amendment shall adversely affect the rights of the Optionee with respect to any outstanding Option without the Optionee's consent.

     9. Cancellation of Options. The Board may, with the concurrence of the affected Optionee, cancel any Option granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Options (which may or may not cover the same number of Common Shares that had been the subject of any prior option) in such manner, at such Option Price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the cancelled Options not been granted.

     10. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Optionee for applicable income tax purposes with respect to any Option under the Plan, the Optionee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Common Shares, including Common Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     11. Governing Law. The Plan and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Colorado.

     12. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractional Common Shares or for the settlement of fractional Common Shares for cash.

     13. Administration. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of not less than two Directors appointed by the Board. To the extent of any such delegation, references in this Plan to the Board shall also refer to the committee. A majority of the members of the committee shall constitute a quorum, and any action taken by a majority of the members of the committee who are present at any meeting of the committee at which a quorum is present, or any actions of the committee that are unanimously approved by the members of the committee in writing, shall be the acts of the committee. Any determination by the Board pursuant to any provision of this Plan shall be final and conclusive. No member of the Board shall be liable for any such determination made in good faith.

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     14. Lock-Up Agreement. The Company may, in its discretion, require in connection with an Initial Public Offering that a Participant agree that any Option Share not be sold, offered for sale or otherwise disposed of for a period of time as determined by the Board, provided at least a majority of the Company's Directors and officers who hold Option Rights or Common Shares at such time are similarly bound.

     15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such sub-plans or supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

     16. Amendment, Etc.

        (a) The Board may at any time and from time to time amend the Plan in whole or in part.

        (b) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

        (c) In case of termination of employment or other service by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of an Optionee who holds an Option not immediately exercisable in full, the Board may, in its sole discretion, accelerate the time at which such Option may be exercised

        (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

        (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option. Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

     17. Effective Date. This Plan shall be effective immediately; provided, however, that the effectiveness of this Plan is conditioned on its approval by the shareholders of the Company in accordance with applicable law within 12 months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by the shareholders within such 12-month period.

     18. Term. No Option shall be granted pursuant to this Plan on or after the tenth anniversary of the date this Plan is adopted by the Board, but awards granted prior to such tenth anniversary may extend beyond that. The date this Plan is adopted by the Board shall be August 15, 2000.

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                        INCENTIVE STOCK OPTION AGREEMENT


Name of Optionee:           _______________________________________

Date of Grant:              _______________________________________

Expiration Date:            _______________________________________

Number of Optioned
Shares:                     _______________________________________

Option Price:               _______________________________________


Right to Exercise:  The Option shall become exercisable to the extent of thirty-three and one-third percent (33-1/3%) of the Common Shares covered by the Option on each of the first, second and third anniversaries of the Date of Grant, if the Optionee remains in the continuous employment of the Company. The Option also shall become exercisable upon the death or permanent and total disability (as determined by the Board) of the Optionee, and upon certain Sale Events (as defined below in the Agreement), if the Optionee remains in the continuous employment of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.


                                          OneDentist Resources, Inc.


                                          By:  ________________________________

                                          Title:_______________________________



                                          --------------------------------------
                                          Optionee

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THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE
COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

OPTIONEE HEREBY AGREES THAT ALL OPTIONED SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THIS NONQUALIFIED STOCK OPTION AGREEMENT.


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                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


This AGREEMENT (the "Agreement") is made as of the date of grant on the cover page hereof (the "Date of Grant") by and between OneDentist Resources, Inc., a Colorado corporation (the "Company"), and the individual named on the cover page hereto (the "Optionee").

     1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 2000 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase the number of shares of the Company's Common Stock, no par value per share, shown on the cover page hereof (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended not to be an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

     2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ___ (___) years from the Date of Grant.

     3. Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, this Option shall become exercisable as set forth on the cover page hereof. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to him upon the exercise of all or part of this Option.

        The Company may require, as a condition to the exercise of this Option, that the Optionee agree to be bound by any shareholders agreement among all or certain shareholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company, either in addition to or in lieu of the provisions of Sections 8 and 9 hereof (as determined by the Company).

     4. Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Optionee except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

     5. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to

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the aggregate Option Price of the Optioned Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value per Common Share, as determined by the Board. As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents which the Board or a Committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes and interest amount, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes and interest at the "applicable Federal rate" within the meaning of that term under Section 1274 of the Code, or any successor provision thereto, for the period from the date of exercise to the date of payment, on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.

     6. Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

        (a) One year after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company

        (b) ___________________ (______) __________ after the Optionee's retirement under a retirement plan of the Company or one of its Subsidiaries at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at any earlier age with the consent of the Board;

        (c) Except as provided on a case-by-case basis, thirty (30) calendar days after the Optionee ceases to be an employee, advisor or consultant of the Company and its Subsidiaries for any reason other than as described in Section 6(a) or 6(b) hereof; or

        (d) ____ years from the Date of Grant.

In the event that the Optionee's employment is terminated for cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement. For purposes of this provision, "cause" shall

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mean the Optionee shall have committed prior to termination of employment any of the following acts:

          (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

          (ii) intentional wrongful damage to material assets of the Company;

          (iii) intentional wrongful disclosure of material confidential information of the Company;

          (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

          (v) intentional breach of any stated material employment policy of the Company.

This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Section 3 or 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than thirty (30) days unless otherwise approved by the Board.

     7. Acceleration of Option and Effect of Certain Transactions.

        (a) Notwithstanding anything herein to the contrary, as of the effective date of any Sale Event (as defined below), any portion of this Option that is not then exercisable shall become exercisable in full.

        (b) In the case of (i) the dissolution or liquidation of the Company,
(ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to another person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the outstanding stock of the Company to an unrelated person or entity or (v) any other transaction where the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a "Sale Event"), this Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of this Option or the substitution for this Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 13 of this Agreement. In the event of any transaction which will result in such termination, the Company shall give to the

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Optionee written notice thereof at least ten (10) days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Option which is or becomes vested on or prior to such effective date, but after such effective date the Optionee may not exercise this Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

     8. Company's Right of Repurchase.

        (a) Exercise of Right. The Company shall have the right (the "Repurchase Right") to repurchase some or all of the Option Shares which the Optionee has elected to exercise from the Optionee, upon the occurrence of any of the events specified in Section 8(b) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company within 180 days following the date of such event (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the fair market value of the shares, determined as provided in Section 8(c). The Company may assign the Repurchase Right to one or more persons. Upon exercise of the Repurchase Right in the manner provided in this Section 8(a), the Optionee shall deliver to the Company the stock certificate or certificates representing the Option Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

        If Option Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Section 8 and
Section 9 hereof.

        (b) Company's Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

          (i) The termination of the Optionee's employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntarily; or

          (ii) The (x) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee, or (y) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date or (z) the Optionee being subject to a transfer of Option Shares by operation of law, except by reason of death.

        (c) Determination of Fair Market Value. For purposes of this Section 8, the Fair Market Value of the Option Shares shall be determined as of the date of the Repurchase Event by the Board.

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


        (d) Expiration of Company's Repurchase Right. The Repurchase Right shall remain in effect until the closing of an Initial Public Offering.

     9. Company's Right of First Refusal.

        (a) Exercise of Right. If at a time other than within the period specified in Section 8(a) the Optionee desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 10 days after receipt of the Option Notice, a written counter notice to the Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter notice.

        (b) Sale of Option Shares to Offeror. The Optionee may, for 60 days after the expiration of the 10-day option period as set forth in Section 9(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 9.

        (c) Adjustments for Changes in Capital Structure. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

        (d) Failure to Deliver Option Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 9, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 9.

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


        (e) Expiration of Company's Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering.

     10. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

     11. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

     12. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

     13. Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding Options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock or (c) other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Options so replaced.

     14. Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of this Option.

     15. Lock-Up Agreement. The Optionee agrees that, if requested by the Company in connection with an Initial Public Offering, the Optionee will not sell, offer for sale or otherwise dispose of the Optioned Shares for such period of time as is determined by the Board, provided that at least of the majority of the Company's Directors and officers who hold Option Rights or Common Shares at such time are similarly bound.

     16. [Mandatory Notice of Disqualifying Disposition of Optioned Shares Acquired Under An Incentive Stock Option. Without limiting any other provision hereof, the Optionee hereby agrees that if the Optionee disposes (whether by

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


sale, exchange, gift or otherwise) of any of the Optioned Shares within two (2) years of the Date of Grant or within one (1) year after the transfer of such share or shares to the Optionee, the Optionee shall notify the Company of such disposition in writing within thirty (30) days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such share or shares by the Optionee in connection therewith.]

     17. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

     18. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     19. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

     20. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

     21. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio.

     22. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

                                END OF AGREEMENT

                                       9